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                                                                    Exhibit 23.1


                      Consent of Independent Accountants
                      ----------------------------------


We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 No. 333-87363 of Everest Reinsurance Holdings, Inc. of our report dated February 17, 1999 except for Note 14, as to which the date is March 11, 1999 relating to the financial statements and financial statement schedules, which appears in Everest Reinsurance Holdings, Inc. Annual Report on Form 10-K. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
December 22, 1999
New York, New York